UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2006

ISTA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-31255	33-0511729
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15295 Alton Parkway, Irvine, CA	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 788-6000

Check the appropriate box below if the Form 8-K filing is intended to be simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 19, 2006, ISTA Pharmaceuticals, Inc. (“ISTA”) held its 2006 annual meeting of stockholders. At the meeting, the stockholders approved ISTA’s Third Amendment and Restatement of the 2004 Performance Incentive Plan (the “Third Amended 2004 Plan”). The Third Amended 2004 Plan amended ISTA’s 2004 Performance Incentive Plan, as amended, by increasing the number of shares of ISTA’s common stock available for issuance under the plan by 3,100,000 shares, or from 3,053,107 to 6,153,107 shares, and by increasing correspondingly the maximum limitation on the number of shares subject to incentive options from 2,753,107 to 5,453,107 shares, and the number of shares subject to restricted stock and performance shares from 300,000 to 700,000 shares. The foregoing description of the Third Amended 2004 Plan is qualified in its entirety by reference to the Third Amended 2004 Plan, which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Also on October 19, 2006, the Board of Directors of ISTA approved an increase in the annual retainer payable to the Chairman of the Board from $10,000 per year to $20,000 per year, to be effective as of October 19, 2006.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Third Amendment and Restatement of the 2004 Performance Incentive Plan.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISTA PHARMACEUTICALS, INC.

October 25, 2006	By:	/s/ Lauren P. Silvernail
Lauren P. Silvernail Chief Financial Officer, Chief Accounting Officer and Vice President, Corporate Development

EXHIBIT INDEX

Exhibit Number	Description
10.1	Third Amendment and Restatement of the 2004 Performance Incentive Plan.